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                                                                    Exhibit 10.3


                         MAIN STREET BANKS INCORPORATED

                    AMENDMENT TO RESTRICTED STOCK AWARD PLAN
                    ADOPTED BY THE SHAREHOLDERS AT THE ANNUAL
                          SHAREHOLDERS MEETING HELD ON
                                 APRIL 16, 1996


         RESOLVED that Article IV, Section 4.5 be amended by striking the words "twenty thousand (20,000)" in the first sentence thereof, and replacing the same with the words "thirty thousand (30,000), and by striking the numeral "20,000 " in the third sentence thereof and replacing the same with the numeral "30,000".